UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report: September 6, 2007

(Date of earliest event reported)

NAUTILUS, INC.

(Exact name of registrant as specified in its charter)

Washington	001-31321	94-3002667
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

16400 SE Nautilus Drive

Vancouver, Washington 98683

(Address of principal executive offices and zip code)

(360) 859-2900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

NAUTILUS, INC.

FORM 8-K

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

(d) On September 6, 2007, the Board of Directors of Nautilus, Inc. (the “Company”) appointed Evelyn V. Follit as a member of the Company’s Board of Directors. Ms. Follit has also been appointed as a member of the Company’s Audit Committee.

Ms. Follit served in various positions at RadioShack Corporation from 1997 to 2005 including: Senior Vice President, Chief Organizational Enabling Services Officer and Chief Information Officer. Ms. Follit is currently a director of Winn-Dixie Stores, Inc. (NASDAQ: WINN), a retail grocer, and Catalina Marketing Corporation (NYSE: POS), a provider of behavior-based communications developed and distributed for consumer packaged goods manufacturers, pharmaceutical manufacturers and marketers, and retailers worldwide. Ms. Follit is a member of the audit committee of Winn-Dixie Stores, Inc. and Catalina Marketing Corporation. Ms. Follit previously held senior positions at A.C. Nielsen Corporation, D&B Corporation, ITT Industries and IBM Corporation. Ms. Follit graduated from City University of New York in 1970 with a B.A. She also obtained an M.B.A. in Finance and Information Systems from Pace University in 1977.

Concurrently with her appointment, and in accordance with the Company’s practice, Ms. Follit was granted options to purchase 10,000 shares of the Company’s common stock. In addition, Ms. Follit will be entitled to an annual cash retainer, cash payments for each meeting she attends and reimbursement of reasonable travel and incidental expenses in accordance with Company’s existing policies.

On September 11, 2007 the Company issued a press release regarding the appointment of Ms. Follit. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 8.01	Other Events

On August 31, 2007 the Company’s Board of Directors appointed Ronald P. Badie as its lead independent director.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description
99.1	Nautilus, Inc. Press Release dated September 11, 2007.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NAUTILUS, INC.
(Registrant)

September 10, 2007	By:	/s/ William D. Meadowcroft
(Date)		William D. Meadowcroft, Chief Financial Officer, Secretary and Treasurer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Nautilus, Inc. Press Release dated September 11, 2007.